Exhibit 99.1

Stock Yards Bancorp Completes Previously Announced Acquisition of King Bancorp

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 1, 2019--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today announced that the Bank has completed the previously announced acquisition of King Bancorp, Inc. King Bancorp is the holding company for King Southern Bank, which operates a total of five branches in the greater Louisville area and in neighboring Nelson County. SYBT Completes Acquisition of King Bancorp

As of April 30, 2019, King Bancorp had approximately $192 million in assets, $166 million in loans, $125 million in deposits and $15 million in tangible common equity. The all-cash acquisition will enable Stock Yards to leverage its capital effectively and achieve mid-single digit earnings per share accretion on a fully phased-in basis.

Commenting on the announcement, James A. (Ja) Hillebrand, Chief Executive Officer of Stock Yards Bancorp, Inc., said, "We are pleased to complete this transaction and welcome our newest customers, which enables us to extend our reach to the attractive Nelson County, Kentucky market, a strong geographical fit with our existing Louisville footprint. This acquisition provides solid growth opportunities for us and a platform for future expansion. We look forward to expanding our customer base by offering a wide range of choices in financial products and services, including an array of wealth management and trust capabilities."

About the Company

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $3.3 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT. For more information about Stock Yards Bancorp, visit the Company's website at www.syb.com.

Forward-Looking Statements

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which may change on occasion and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2018. Additionally, these forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed acquisition of King Bancorp, Inc., including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the acquisition, as well as other statements of expectations regarding the acquisition and other statements of goals, intentions and expectations; statements regarding its business plan and growth strategies; statements regarding the asset quality of King Bancorp's loan and investment portfolios; and estimates of King Bancorp's risks and future costs and benefits, whether with respect to the acquisition or otherwise.

CONTACT:
T. Clay Stinnett
Executive Vice President,
Treasurer and Chief Financial Officer
(502) 625-0890